Exhibit (h)

[•] Shares

WhiteHorse Finance, Inc.

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

December [•], 2012

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

WhiteHorse Finance, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as Representatives (the “Representatives”) an aggregate of [•] shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the

Underwriters’ option an aggregate of up to [•] additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

The Company has entered into (i) an investment advisory agreement, dated as of [•], 2012 (the “Investment Advisory Agreement”), with H.I.G. WhiteHorse Advisers, LLC, a Delaware limited liability company (the “Adviser”), which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), (ii) an Administration Agreement, dated as of [•], 2012 (the “Administration Agreement”), with the H.I.G. WhiteHorse Administration, LLC, a Delaware limited liability company (the “Administrator”; the Administrator, together with the Adviser and the Company, the “WhiteHorse Parties”); and (iii) private placement purchase agreements (the “Concurrent Private Placement Agreements”) relating to the sale by the Company and the purchase by certain of the Company’s directors and officers, the Adviser, the managers of the Adviser and the immediate family members or entities owned by, or family trusts for the benefit of, such persons, of an aggregate of [•] shares of Common Stock (the “Concurrent Private Placement Shares”) in exchange for net proceeds to the Company of $[•] (the “Concurrent Private Placement”).

The Company has also entered into a License Agreement, dated as of [•], 2012 (the “License Agreement”), with Bayside Capital, Inc., a Florida corporation (“Bayside Capital”), which owns the licensed mark “WhiteHorse”, for the grant of a license by Bayside Capital to the Company to use the “WhiteHorse” mark in association with the commercial activities of the Company. The Adviser has entered into a staffing agreement, dated as of [•], 2012 (the “Staffing Agreement”) with Bayside Capital, pursuant to which Bayside Capital has agreed to make or cause to be made experienced investment professionals available to the Adviser and to provide access to the senior investment personnel of H.I.G. Capital, LLC, an affiliate of Bayside Capital. This Agreement, the Investment Advisory Agreement, the Administration Agreement, the Concurrent Private Placement Agreements, the License Agreement and the Staffing Agreement are hereinafter referred to, collectively, as the “Company Agreements.”

On September 27, 2012, (i) WhiteHorse Finance Warehouse, LLC (“WhiteHorse Warehouse”), a wholly-owned subsidiary of the Company, entered into a Fee Letter Agreement (the “Fee Letter Agreement”), with Natixis, New York Branch, as Facility Agent, (ii) WhiteHorse Warehouse entered into a Collateral Management Agreement with the Company, as collateral manager (the “Collateral Management Agreement”), (iii) WhiteHorse Warehouse entered into a Revolving Credit and Security Agreement with the Lenders from time to time parties thereto, Natixis, New York Branch, as Facility Agent and the Bank of New York Mellon Trust Company N.A., as Collateral Agent (the “Credit Agreement”), and (iv) the Company entered into a Retention of Net Economic Interest Letter (the “Risk Retention Letter”) with

Natixis, New York Branch and Versailles Assets LLC. On August 16, 2012, the Company and WhiteHorse Warehouse entered into a Loan Sale and Contribution Agreement (the “Loan Contribution Agreement”). The Fee Letter Agreement, the Collateral Management Agreement, the Credit Agreement, the Risk Retention Letter and the Loan Contribution Agreement are hereinafter collectively referred to as the “Credit Facility Documents”.

On November 8, 2012 the Company, Citibank, N.A., a national banking association, as Administrative Agent and as a Lender, and each of the other lending institutions that becomes a Lender (in each case, as defined in the Term Loan Agreement) entered into a Term Loan Agreement (the “Term Loan Agreement”). The Term Loan Agreement, together with all other related documents, are hereinafter collectively referred to as the “Term Loan Documents”.

On November [            ], 2012, WhiteHorse Finance LLC (“WHF LLC”) filed a certificate of conversion with the Secretary of State of the State of Delaware and otherwise completed actions necessary for the conversion of WHF LLC from a limited liability company to a corporation, the Company. In connection therewith, the outstanding 23,983,586 limited liability company interests in WHF LLC were converted into [•] shares of Common Stock (the “BDC Conversion”). For purposes of this Agreement, unless the context otherwise requires, references to the Company shall be deemed to include WHF LLC and its consolidated subsidiaries for periods prior to the consummation of the BDC Conversion.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES.

(a) Representations and Warranties Relating to the Company. The WhiteHorse Parties, jointly and severally, hereby represent and warrant to each of the Underwriters as follows:

(i) Registration Statement. A registration statement on Form N-2 (File No. 333-183798) with respect to the Shares has been (A) prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “1933 Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and the requirements of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”), and (B) filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Rules and Regulations and the 1940 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this underwriting agreement (this “Agreement”). “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 497 under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus”. The Company filed a Form N-6F “Notice of Intent to Elect to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940” (File No. 814-00967) (the “Notice of Intent”) pursuant to Section 6(f) of the 1940 Act with the Commission on September 7, 2012 under the 1940 Act. The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act” (File No. 814-[•]) (the “Notification of Election”) under the 1940 Act with the Commission on [•], 2012.

(ii) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, none of (i) the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), and (ii) any individual Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•] [a][p].m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” means the Preliminary Prospectus dated November 26, 2012.

(iii) Concurrent Private Placement. Assuming the accuracy of the representations and warranties of the parties thereto (other than the Company), the offer, issuance, sale and delivery of the Concurrent Private Placement Shares by the Company

pursuant to the Concurrent Private Placement does not require registration under the Act, and such offer, issuance, sale and delivery does not violate any provision of the 1940 Act.

(iv) Due Organization; Subsidiaries. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The only subsidiaries, direct or indirect, of the Company are Bayside Financing s.a.r.l and Whitehorse Finance Warehouse (each, a “Subsidiary” and together, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”) or (iii) materially impede the ability of the Company or the Subsidiaries to perform their obligations under the Company Agreements, the Credit Facility Documents or the Term Loan Documents to which they are party. The outstanding shares of capital stock or limited liability interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. On December 28, 2011, WHF LLC was duly formed as H.I.G. WhiteHorse Holdings, LLC, a limited liability company pursuant to Delaware law and changed its name to WhiteHorse Finance, LLC on April 18, 2012. In connection with the BDC Conversion, WHF LLC and the Company complied in all respects with the provisions of Section 265 of the General Corporation Law of the State of Delaware (the “DGCL”).

(v) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(vi) Issuance of Common Stock; Concurrent Private Placement. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Concurrent Private Placement Shares issued in connection with the Concurrent Private Placement have been duly authorized, issued and delivered against payment of the consideration therefor, and are validly issued and fully paid and nonassessable. The issuance of such Concurrent Private Placement Shares pursuant to the Concurrent Private Placement is not subject to any preemptive or other similar rights of any securityholder of the Company. The Concurrent Private Placement Shares issued pursuant to the Concurrent Private Placement will be issued, offered and sold in compliance with applicable federal and state securities laws.

(vii) Capitalization. The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the requirements of Delaware law and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money other than transactions in the ordinary course of business, that are not material to the Company and its Subsidiaries taken as a whole or that are not of a nature that is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(viii) No Stop Orders; Statements of Material Fact. The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Act, the 1933 Rules and Regulations and the 1940 Act. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the

Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(ix) Free Writing Prospectuses. No Issuer Free Writing Prospectus has been or will be used in connection with the offering of the Shares contemplated by the Registration Statement or the Prospectus.

(x) Testing-the-Waters Communications. The Company (a) has not engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(xi) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Sections 4(a) and (b) hereof.

(xii) Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(xiii) Financial Statements. The consolidated financial statements of the Company and its consolidated Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the

Company. The pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Rules and Regulations) comply with Regulation G of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder (the “Exchange Act”), and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required. No interactive data in eXtensible Business Reporting Language is required to be included in or incorporated by reference in the Registration Statement.

(xiv) Independent Accounting Firm. Crowe Horwath LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(xv) Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Global Market thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. As of the date of the initial filing of the registration statement referred to in Section 1(a)(i) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(xvi) Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus , there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Parties, threatened against the Company or its Subsidiaries, or to which any property of the Company or its Subsidiaries is, or to the knowledge of the WhiteHorse Parties, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act or the 1940 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Act or the 1940 Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(xvii) Title to Property. The Company and each of its Subsidiaries leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Company and its Subsidiaries occupy their leased properties under valid and binding leases. The Company and its Subsidiaries do not own any real property.

(xviii) Taxes. The Company and its Subsidiaries have filed all U.S. federal, state, local and foreign tax returns that have been required to be filed, and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for such taxes, if any, as are being contested in good faith and as to which an adequate reserve or accrual has been established by the Company. All tax liabilities have been adequately provided for in the financial statements of the Company, and the WhiteHorse Parties do not know of any actual or proposed additional material tax assessments.

(xix) Certain Changes. Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (iv) there has been no dividend or distribution of any kind declared, paid or made by the

Company on any class of its capital stock, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xx) No Conflicts. Neither the Company nor any of its Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of the Designated Company Agreements (as defined below) by the Company and the consummation of the transactions therein contemplated and the fulfillment of the terms thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets. The execution and delivery of the Designated Credit Facility Documents (as defined below) by WhiteHorse Warehouse and the consummation of the transactions therein contemplated and the fulfillment of the terms thereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or any Subsidiary or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets.

(xxi) Designated Company Agreements; Designated Credit Facility Documents. (A) Each of the Company Agreements (other than the Staffing Agreement), the Term Loan Documents to which the Company is a party and the Credit Facility Documents to which the Company is a party (collectively, the “Designated Company Agreements”) has been duly authorized, executed and delivered by the Company. Each of the Designated Company Agreements is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws. (B) The License Agreement has been duly authorized, executed and delivered by Bayside Capital. The Staffing Agreement has been duly authorized, executed and delivered by the parties thereto. The Staffing Agreement is a valid and binding agreement of Bayside Capital, enforceable against Bayside Capital, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of auditors or by general equitable principals and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policies underlying such laws. The License Agreement is a valid and binding agreement of Bayside Capital, enforceable against Bayside Capital in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policies underlying such laws. Each of the Credit Facility Documents to which WhiteHorse Warehouse is a party (collectively, the “Designated Credit Facility Documents”) has been duly authorized, executed and delivered by WhiteHorse Warehouse. Each of the Designated Credit Facility Documents is a valid and binding agreement of WhiteHorse Warehouse, enforceable against WhiteHorse Warehouse in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.

(xxii) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and WhiteHorse Warehouse of the Company Agreements, the Term Loan Documents and the Credit Facility Documents to which they are party and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(xxiii) Governmental Licenses. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) that are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental

Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxiv) Intellectual Property. The Company and its Subsidiaries own or possess or can acquire on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future. Neither the Company nor any of its Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its Subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company nor any of its Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The WhiteHorse Parties know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees (if any) and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(xxv) Company IT Systems. None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its Subsidiaries has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and its Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(xxvi) No Stabilization. Neither the Company nor, to the knowledge of the WhiteHorse Parties, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(xxvii) Investment Company. Neither the Company nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the Concurrent Private Placement and the application of the net proceeds from such sales as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act.

(xxviii) Internal Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which adversely affect or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxix) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxx) Certain Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(xxxi) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the WhiteHorse Parties, threatened.

(xxxii) Sanctions. Neither the Company nor its Subsidiaries, nor, to the knowledge of the WhiteHorse Parties, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or other economic sanction.

(xxxiii) FCPA. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject. The Company, its Subsidiaries and their respective affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv) Insurance. The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; neither the Company nor any of its Subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Company and its Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxv) Employees. The Company and its Subsidiaries have no employees.

(xxxvi) FINRA. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xxxvii) Environmental Matters. Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company and each Subsidiary have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, or (b) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (iv) neither the Company nor any Subsidiary has received notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (v) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries.

(xxxviii) Listing. The Shares have been approved for listing subject to notice of issuance on the NASDAQ Global Market.

(xxxix) Related Party Transactions. There are no business relationships, direct or indirect, or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus that have not been described in such documents and the General Disclosure Package as required.

(xl) Distributions from Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xli) Brokerage Commissions. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xlii) Initial Portfolio Assets. (A) The Company, or as applicable, any of its Subsidiaries, owns, and has good and marketable title to, all of the investments described in the Registration Statement, General Disclosure Package and Prospectus under “Portfolio Companies” and elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus (the “Initial Portfolio Assets”), free and clear of all mortgages, pledges, liens, security interests, claims or encumbrances of any kind (collectively, the “Liens”), and (B) all of the applicable investment documents and agreements which constitute the Initial Portfolio Assets (the “Investment Documents

and Agreements”) are in full force and effect, and the WhiteHorse Parties have no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries, as applicable, under the Investment Documents and Agreements, or affecting or questioning the rights of the Company, or any of its Subsidiaries, as applicable, under any of the Investment Documents and Agreements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each portfolio company described in the Prospectus under “Portfolio Companies” is current with all of its obligations under the applicable Investment Documents and Agreements, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements. Other than the Initial Portfolio Assets, the Company and its Subsidiaries do not own any other investments.

(xliii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliv) Payment and Receipt of Funds. Neither the Company nor, to the knowledge of the WhiteHorse Parties, any director, officer, agent employee, affiliate or person acting on behalf of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlv) Rule 38a-1 Compliance Policies. The Company has adopted and implemented written policies and procedures pursuant to Rule 38a-1 under the 1940 Act reasonably designed to prevent violation of the federal securities laws by the Company, including policies and procedures that provide oversight of compliance of each investment.

(xlvi) Notice of Intent. When the Notice of Intent, and each amendment thereto, was filed with the Commission, such Notice of Intent, and each amendment thereto, (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xlvii) Notification of Election. When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xlviii) Election as a Business Development Company. The Company has elected, by filing the Notification of Election, to be treated by the Commission under the 1940 Act as a “business development company” (the “BDC Election”). As of the Closing Date and as of any Option Closing Date, as applicable, the Company shall not have filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or threatened by the Commission.

(xlix) Investment Advisory Agreement in Compliance with Laws. The terms of the Investment Advisory Agreement, including compensation terms, comply with all applicable provisions of the 1940 Act and the Advisers Act, including without limitation, Section 15 of the 1940 Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(l) All Necessary Approvals of Investment Advisory Agreement. The approval by the board of directors and the securityholders of the Company of the Investment Advisory Agreement has been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be “business development companies” under the 1940 Act.

(li) Compliance of Agreements with 1940 Act. This Agreement and each of the Company Agreements, Term Loan Documents and Credit Facility Documents complies in all material respects with all applicable provisions of the Act, the 1933 Act Regulations, the 1940 Act and the Advisers Act.

(lii) Price Per Share. In determining the initial public offering price per share of the Securities set forth on Schedule II hereto, the Company complied in all material respects with, and obtained any required approvals under, Section 23 and Section 63 of the 1940 Act.

(liii) Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the Advisers Act and (B), to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.

(liv) Operations Comply with 1940 Act. The operations of the Company and its Subsidiaries are in compliance in all material respects with the provisions of the 1940 Act applicable to “business development companies.” The provisions of the certificate of incorporation, by-laws, certificate of formation, operating agreements and other similar organizational documents of the Company and its Subsidiaries, and the investment objectives, policies and restrictions described in the Registration Statement, the General Disclosure Package and the Prospectus, assuming they are implemented as so described, will comply in all material respects with the requirements of the 1940 Act.

(lv) Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement.

(lvi) Regulated Investment Company Compliance. The Company intends to operate its business so as to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company also intends to direct the investment of the proceeds received by it from the sale of the Shares and the Concurrent Private Placement in such a manner as to comply with the requirements of Subchapter M of the Code.

(lvii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(lviii) Absence of Business Relationships. There are no business relationships or related-party transactions involving the Company and its Subsidiaries or any other person required under applicable law to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(lix) Absence of Extensions of Credit. The Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the WhiteHorse Parties, or to or for any family member or affiliate of any director or executive officer of the WhiteHorse Parties.

(lx) Investment Company. Neither Subsidiary is required to register as an “investment company” under the Investment Company Act.

(lxi) Commodity Pool. The Company is not required to be registered under the Commodity Exchange Act as a “commodity pool operator” with regard to its operation of either of its Subsidiaries.

(b) Representations and Warranties relating to the Adviser. The Adviser and the Administrator, jointly and severally, hereby represent and warrant to each Underwriter, as follows:

(i) Due Organization. The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure

Package and the Prospectus. The Adviser is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Adviser, (ii) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Adviser to perform its obligations under the Company Agreements to which it is a party (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as “Adviser Material Adverse Effect”), or (iii) have a Material Adverse Effect.

(ii) Legal Proceedings. There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Adviser and the Administrator, threatened against the Adviser, or to which any property of the Adviser is, or to the knowledge of the Adviser and the Administrator, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Adviser would, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Adviser that are required under the Act or the 1940 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus.

(iii) No Conflicts. The Adviser is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Adviser is a party and the consummation of the transactions therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Adviser or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or a Material Adverse Effect.

(iv) Due Authorization. The Company Agreements to which the Adviser is a party have been duly authorized, executed and delivered by the Adviser. Each such Company Agreement is a valid and binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.

(v) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Adviser of the Company Agreements to which it is party and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vi) Governmental Licenses. Except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect, the Adviser (i) holds all Governmental Licenses which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(vii) Intellectual Property. The Adviser owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted. The Adviser has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Adviser has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. The Adviser has not received any communication or notice alleging that by conducting its business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, the Adviser would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser and the Administrator know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Adviser. The Adviser has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(viii) Adviser IT Systems. None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Adviser has been obtained or is being used by the Adviser in violation of any contractual obligation binding on the Adviser or any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Adviser owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Adviser (the “Adviser IT Systems”). The Adviser IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Adviser as currently conducted and as proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser has implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(ix) Money Laundering Laws. The operations of the Adviser are and have been conducted at all times in compliance with applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor and the Administrator, threatened.

(x) Sanctions. The Adviser is not, to the knowledge of the Adviser and the Administrator, nor is any director, officer, agent, employee, affiliate or representative of the Adviser, currently subject to any U.S. sanctions administered by OFAC or any other economic sanctioners to which the Adviser is subject.

(xi) FCPA . Neither the Adviser nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Adviser: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention, the FCPA or any similar law or regulation to which the Adviser, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Adviser is subject. The Adviser and its affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii) Insurance. The Adviser carries, or is covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is prudent and customary for companies engaged in similar businesses; the Adviser has not been refused any coverage under insurance policies sought or applied for; and the Adviser has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii) Absence of Labor Dispute. No employment dispute with employees of the Adviser, Bayside Capital or employees subject to the Staffing Agreement exists or, to the knowledge of the Adviser or the Administrator, is contemplated or threatened.

(xiv) Brokerage Commissions. The Adviser is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xv) Compliance Policies. The Adviser has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser.

(xvi) Description of the Adviser. The description of the Adviser in the Registration Statement, the General Disclosure Package and the Prospectus, including in its role as investment adviser to the Company, is accurate in all material respects.

(xvii) Title to Property. The Adviser leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Adviser does not own any real property.

(xviii) Registration. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the knowledge of the Advisor and the Administrator, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(xix) Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under the Company Agreements to which the Adviser is a party.

(c) Representations and Warranties relating to the Administrator. The Advisor and the Administrator, jointly and severally, hereby represent and warrant to each Underwriter, as follows:

(i) Due Organization. The Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Administrator is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Administrator, (ii) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Administrator to perform its obligations under the Company Agreements to which it is party (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as an “Administrator Material Adverse Effect”), or (iii) have an Adviser Material Adverse Effect or a Material Adverse Effect.

(ii) Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus , there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Parties, threatened against the Administrator, or to which any property of the Administrator is, or to the knowledge of the WhiteHorse Parties, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Adviser would, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Administrator that are required under the Act, the 1933 Rules and Regulations or the 1940 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus.

(iii) No Conflicts. The Administrator is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have an Administrator Material Adverse Effect Adviser, an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Administrator is a party and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Administrator is a party or by which the Administrator or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Administrator or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Administrator, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Administrator Material Adverse Effect, an Adviser Material Adverse or a Material Adverse Effect.

(iv) Due Authorization. The Company Agreements to which the Administrator is a party have been duly authorized, executed and delivered by the Administrator. Each such Company Agreement is a valid and binding agreement of the Administrator, enforceable against the Administrator in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws.

(v) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Administrator of the Company Agreements to which it is a party and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vi) Governmental Licenses. Except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, the Administrator (i) holds all Governmental Licenses which are necessary to the conduct of its business, (ii) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(vii) Intellectual Property. The Administrator owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted. The Administrator has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Administrator has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. The Administrator has not received any communication or notice alleging that by conducting its business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus,

the Administrator would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser and the Administrator know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Administrator. The Administrator has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(viii) Administrator IT Systems. None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Administrator has been obtained or is being used by the Administrator in violation of any contractual obligation binding on the Administrator or any of its officers, directors or employees or otherwise in violation of the rights of any persons. The Administrator owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Administrator (the “Administrator IT Systems”). The Administrator IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Administrator as currently conducted and as proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The Administrator has implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(ix) Money Laundering Laws. The operations of the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser and the Administrator, threatened.

(x) Sanctions. The Administrator is not nor, to the knowledge of the Adviser and the Administrator, is any director, officer, agent, employee, affiliate or representative of the Administrator, currently subject to any U.S. sanctions administered by OFAC or any other economic sanctioners to which the Administrator is subject.

(xi) FCPA. Neither the Administrator nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Administrator: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention, the FCPA or any similar law or regulation to which the Administrator, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Administrator is subject. The Administrator and its affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii) Insurance. The Administrator carries, or is covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is prudent and customary for companies engaged in similar businesses; the Administrator has not been refused any coverage under insurance policies sought or applied for; and the Adviser has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii) Absence of Labor Dispute. No employment dispute with employees of the Administrator, Bayside Capital or employees subject to the Staffing Agreement exists or, to the knowledge of the Adviser and the Administrator, is contemplated or threatened.

(xiv) Brokerage Commissions. The Administrator is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xv) Description of the Administrator. The description of the Administrator in the Registration Statement, the General Disclosure Package and the Prospectus, including in its role as administrator to the Company, is accurate in all material respects.

(xvi) Title to Property. The Administrator leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Administrator does not own any real property.

(xvii) Financial Resources. The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under the Company Agreements to which the Administrator is a party.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the

Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $ [•] per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”. The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time, thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 497 under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 4(l) hereof.

(d) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event within the Prospectus Delivery Period (as defined in Section 4(f)) as a result of which the Prospectus or the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the General Disclosure Package is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof.

(e) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

(g) The Company will comply with the Act and the 1933 Rules and Regulations, and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(i) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(j) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l) No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives.

(m) The Company will use its best efforts to list the Shares for quotation on the NASDAQ Global Market and maintain the listing of the Shares on the NASDAQ Global Market.

(n) The Company has caused each officer and director of the Company, H.I.G. Bayside Debt & LBO Fund II, L.P., H.I.G. Bayside Loan Opportunity Fund II, L.P. and

each investor in the Concurrent Private Placement to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(o) The Company shall apply the net proceeds of its sale of the Shares and the Concurrent Private Placement Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares or the Concurrent Private Placement Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the 1940 Act.

(p) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(r) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(q) The Company, during a period of two (2) years from the effective date of the BDC Election, will use its best efforts to maintain its status as a “business development company” under the 1940 Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(r) The Company will use its best efforts to qualify for and elect to be treated as a “regulated investment company” under Subchapter M of the Code for its initial taxable year ending December 31, 2012, and to maintain such qualification and election in effect to each full fiscal year during which it is a business development company under the 1940 Act; provided, however, that at the direction of the Company’s board of directors, it may elect not to be so treated.

5.	COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the WhiteHorse Parties under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses of the Company; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares up to $25,000 (excluding filing fees); (viii) all expenses and application fees related to the listing of the Shares on of the

NASDAQ Global Market; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii) hereof); and (xii) and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriters). The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws specified in clauses (vii) and (xii) above) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the WhiteHorse Parties to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the WhiteHorse Parties contained herein, and to the performance by the WhiteHorse Parties of their covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 430A, 430B, 430C, 433 or 497 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares. The BDC Election is effective and as of the Closing Date no order suspending the effectiveness of the BDC Election shall have been issued or proceedings therefor initiated or threatened by the Commission.

(b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion and 10b-5 statement of Dechert LLP, counsel for the WhiteHorse Parties, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the forms of Annex A and Annex B hereto.

(c) The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Crowe Horwath LLP, confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act, the applicable 1933 Rules and Regulations, the 1940 Act and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act, the related 1933 Rules and Regulations and the 1940 Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) All filings required to have been made pursuant to Rules 497, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the

General Disclosure Package did not contain any untrue statement of a material fact, and such General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(f) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the [Chief Executive Officer] and the [Chief Financial Officer] of the Adviser to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents that the representations and warranties of the Advisor contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

(g) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the [Chief Executive Officer] and the [Chief Financial Officer] of the Administrator to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents that the representations and warranties of the Administrator contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

(h) The WhiteHorse Parties shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i) The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the NASDAQ Global Market.

(j) The Lockup Agreements described in Section 4(n) hereof are in full force and effect.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Sidley Austin LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	INDEMNIFICATION.

(a) The WhiteHorse Parties, jointly and severally, agree:

(i) to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the WhiteHorse Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof; and

(ii) to reimburse each Underwriter, each Underwriters’ directors, officers, employees, affiliates and agents, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, and the Adviser and the Administrator, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person or the Adviser or Administrator may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person or the Adviser or Administrator in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any

Underwriter consists of the information described as such in Section 12 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) or (b) hereof and by the Company in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or and admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the WhiteHorse Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the WhiteHorse Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the WhiteHorse Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the WhiteHorse Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the WhiteHorse Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The WhiteHorse Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The WhiteHorse Parties irrevocably appoint the Chief Financial Officer, WhiteHorse Finance, Inc., 600 Fifth Avenue, 24th Floor, New York, New York 10020, (212) 506-0500, fax (202) 506-0559 as their agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the WhiteHorse Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company or the Advisor or Administrator, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.	DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to (i) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564, (ii) J.P. Morgan Securities LLC, 838 Madison Avenue, New York, NY 10179, Attention: Equity Syndicate Desk, fax: (212) 622-8358, (iii) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816 7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10019, Attention: General Counsel, and (iv) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10013, Attention: Syndicate Registration; if to the WhiteHorse Parties, to 1450 Brickell Avenue, 31st Floor, Miami, FL 33131, Attention: Richard Siegel, fax: (305) 381-4114.

10.	TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s common stock by the NASDAQ Global Market, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 8 of this Agreement.

11.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the (i) Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and (ii) the Advisor and Administrator, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.	INFORMATION PROVIDED BY UNDERWRITERS.

The WhiteHorse Parties and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus consists of the information in the Prospectus in the first paragraph under the heading “Underwriting–Commissions and Discounts,” and the information in the second paragraph under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids”.

13.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Advisor or Administrator, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The WhiteHorse Parties acknowledge and agree that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the WhiteHorse Parties do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company or such other person shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the WhiteHorse Parties with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of any of the WhiteHorse Parties.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Adviser and the Administrator, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the WhiteHorse Parties and the several Underwriters in accordance with its terms.

Very truly yours, WHITEHORSE FINANCE, INC.

By:
Name: Title:

H.I.G. WHITEHORSE ADVISER, LLC

By:
Name: Title:

H.I.G. WHITEHORSE ADMINISTRATOR, LLC

By:
Name: Title:

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the several

Underwriters listed on Schedule I hereto

By:	Deutsche Bank Securities Inc.

By:
Name: Title:

By:
Name: Title:

By:	J.P. Morgan Securities LLC

By:
Authorized Signatory

By:	Citigroup Global Markets Inc.

By:
Name: Title:

By:	Barclays Capital Inc.

By:
Name: Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Barclays Capital Inc.

Robert W. Baird & Co. Incorporated

RBC Capital Markets, LLC

Stifel, Nicolaus & Company, Incorporated

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Sterne, Agee & Leach, Inc.

Wunderlich Securities, Inc.

Natixis Securities Americas LLC

Total

SCHEDULE I-1

SCHEDULE II

The initial public offering price per Share is $[            ].

The number of Firm Shares purchased by the Underwriters is [            ].

SCHEDULE II-1

ANNEX A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

Annex A-1

ANNEX B

FORM OF 10b-5 STATEMENT OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 6(b)

Annex B-1

EXHIBIT A

LOCK-UP AGREEMENT

November 26, 2012

WhiteHorse Financing, Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the

    Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Barclays Capital Inc., as Representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with WhiteHorse Finance, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.001 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company that may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock that may be issued upon exercise of

Exhibit A-1

a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction that is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, and is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

Exhibit A-2

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to June 30, 2013, this agreement shall be of no further force or effect.

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers:

Exhibit A-3